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Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
VENOCO ENERGY PARTNERS, L.P.

        This Certificate of Limited Partnership, dated September 24, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

  1.
  Name.    The name of the limited partnership is "Venoco Energy Partners, L.P."

  2.
  Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 17-104 of the Act is:

      Corporation Trust Center
      1209 Orange Street
      Wilmington, Delaware 19801

        The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

      The Corporation Trust Company
      Corporation Trust Center
      1209 Orange Street
      Wilmington, Delaware 19801

  3.
  General Partner.    The name and the business, residence or mailing address of the general partner are:

      Venoco Energy Partners GP, LLC
      370 17th Street, Suite 3900
      Denver, Colorado 80202

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

VENOCO ENERGY PARTNERS GP, LLC, its General Partner
By:	/s/ TIMOTHY M. MARQUEZ
Timothy M. Marquez Authorized Person

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  Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP OF VENOCO ENERGY PARTNERS, L.P.